Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports Second Quarter Results

•	Revenues were $1.72 billion for the second quarter of 2014

•	Segment operating margin was 9.5 percent, a 140 bps improvement over Q2 2013

•	Total operating margin was 10.5 percent, up from 6.9 percent in the same period last year

•	Diluted earnings per share was $2.04 for the quarter

•	Pension-adjusted diluted earnings per share was $1.75 for the quarter

•	Cash and cash equivalents at the end of the quarter were $592 million

NEWPORT NEWS, Va. (August 7, 2014) - Huntington Ingalls Industries (NYSE:HII) reported second quarter 2014 revenues of $1.72 billion, up 2.1 percent compared to the same period last year. Second quarter diluted earnings per share was $2.04, compared to diluted earnings per share of $1.12 in the same period of 2013. Pension-adjusted diluted earnings per share for the quarter was $1.75, compared to $1.36 in the same period of 2013.
Segment operating income for the second quarter was $163 million, compared to $136 million in the same period last year. Total operating income for the quarter was $181 million, compared to $116 million in the same period last year. The increase in operating income was primarily attributable to risk retirement at Ingalls on the National Security Cutter (NSC) program and ships delivered under the LPD-17 San Antonio-class (LPD) program, a $6 million favorable overhead adjustment at Ingalls resulting from a change in non-income based tax liabilities, as well as the favorable FAS/CAS Adjustment.
New business awards for the quarter were approximately $7.0 billion, consisting primarily of the contract for Block IV of the SSN-774 Virginia-class submarine (VCS) program. Total backlog at the end of Q2 2014 was $24.2 billion, of which $14.4 billion was funded.
On May 30, 2014, HII completed the acquisition of UniversalPegasus International Holdings (UPI). HII reported the post-acquisition results of UPI as part of its newly created Other segment. Revenues of the Other segment were $20 million and Other operating income was less than $1 million for the quarter, primarily due to the acquisition of UPI.
"With the acquisition of UniversalPegasus, HII is leveraging its engineering and program management core competencies in the energy market, while remaining focused on our Navy program execution to reach 9-plus percent margins in 2015," said Mike Petters, HII's president and chief executive officer.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Second Quarter 2014 Highlights

	Three Months Ended
	June 30
(In millions, except per share amounts)	2014	2013	$ Change	% Change
Revenues	$1,719	$1,683	$36	2.1%
Segment operating income[1]	163	136	27	19.9%
Segment operating margin %[1]	9.5%	8.1%		140 bps
Total operating income	181	116	65	56.0%
Total operating margin %	10.5%	6.9%		364 bps
Net earnings	100	57	43	75.4%
Diluted earnings per share	$2.04	$1.12	$0.92	82.1%
Weighted-average diluted shares outstanding	49.1	50.7

Pension-adjusted Operating Highlights
Total operating income	181	116	65	56.0%
FAS/CAS Adjustment	(21)	18	(39)	(216.7)%
Pension-adjusted operating income[2]	160	134	26	19.4%
Pension-adjusted operating margin %[2]	9.3%	8.0%		135 bps

Pension-adjusted Net Earnings
Net earnings	100	57	43	75.4%
After-tax FAS/CAS Adjustment[3]	(14)	12	(26)	(216.7)%
Pension-adjusted net earnings[2]	86	69	17	24.6%
Weighted-average diluted shares outstanding	49.1	50.7
Pension-adjusted diluted earnings per share[2]	$1.75	$1.36	$0.39	28.7%
[1] Non-GAAP metric that excludes non-segment factors affecting operating income. See Exhibit B for definition and reconciliation.
[2] Non-GAAP metric - see Exhibit B for definition.
[3] Tax effected at 35% federal statutory tax rate.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended
	June 30
($ in millions)	2014	2013	$ Change	% Change
Revenues	$572	$592	$(20)	(3.4)%
Operating income (loss)	59	31	28	90.3%
Operating margin %	10.3%	5.2%		508 bps

Ingalls revenues for the second quarter decreased $20 million, or 3.4 percent, from the same period in 2013, driven by lower sales in amphibious assault ships, partially offset by higher sales in the NSC program and surface combatants. The decrease in amphibious assault ships revenues was due to lower volumes on LHA-6 America and LPD-25 USS Somerset, partially offset by higher volumes on LHA-7 Tripoli. Revenues on the NSC program were higher due to higher volumes on NSC-6 Munro, NSC-7 Kimball, NSC-5 James and NSC-4 Hamilton construction contracts. Surface combatants revenues were higher due to higher volumes on DDG-117 Paul Ignatius, DDG-119 (unnamed) and DDG-114 Ralph Johnson construction contracts, partially offset by lower volumes on the DDG-1000 Zumwalt-class program.
Ingalls operating income for the quarter was $59 million, an increase of $28 million over the same period in 2013. Ingalls operating margin was 10.3 percent for the quarter, compared to 5.2 percent in Q2 2013. These increases were primarily due to risk retirement on the NSC program and ships delivered under the LPD program, as well as a $6 million favorable overhead adjustment resulting from a change in non-income based tax liabilities.
Key Ingalls highlights for the quarter:

•	Delivered LHA-6 America to the U.S. Navy

•	Launched NSC-5 James

•	Authenticated the keel for LHA-7 Tripoli

•	Received a $76.5 million fixed-price contract to purchase long-lead materials for NSC-8 Midgett

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	June 30
($ in millions)	2014	2013	$ Change	% Change
Revenues	$1,129	$1,092	$37	3.4%
Operating income (loss)	104	105	(1)	(1.0)%
Operating margin %	9.2%	9.6%		-40 bps

Newport News revenues for the second quarter increased $37 million, or 3.4 percent, from the same period in 2013, primarily driven by the acquisition of The S.M. Stoller Corp., which was completed in January 2014, and higher revenues in submarines and energy, offset by lower revenues in fleet support services. Submarines revenues related to the SSN-774 Virginia-class submarine program were higher due to higher volumes on Block III construction and Block IV advance procurement contracts, partially offset by lower volumes on Block II boats following the delivery of SSN-783 USS Minnesota, the last ship of the block. Higher energy revenues were primarily driven by commercial volumes. Lower revenues in fleet support services were primarily due to the redelivery of SSN-765 USS Montpelier.
Newport News operating income for the quarter was $104 million, a $1 million decrease from the same period in 2013. Newport News operating margin was 9.2 percent for the quarter, down from 9.6 percent in Q2 2013. These decreases were mainly related to lower risk retirement on the VCS program and the execution contract for the CVN-71 USS Theodore Roosevelt refueling and complex overhaul (RCOH), partially offset by higher risk retirement on the construction contract for CVN-78 Gerald R. Ford.
Key Newport News highlights for the quarter:

•	Reached pressure hull complete construction milestone on SSN-785 John Warner

•
AMSEC received an indefinite-delivery/indefinite-quantity, cost-plus-fixed-fee contract to provide engineering, technical, repair and logistics support to the U.S. Navy's Carrier Engineering Maintenance Assist Team (CEMAT) and Surface Ship Engineering Maintenance Assist Team (SEMAT) programs. The cumulative value of the contract, if all options are exercised, is $187 million

•	Placed the new upper-level structure on CVN-72 USS Abraham Lincoln's island

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

The Company
Huntington Ingalls Industries designs, builds and manages the life-cycle of the most complex nuclear and conventionally-powered ships for the U.S. Navy and Coast Guard. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII also provides engineering and project management services expertise to the commercial energy industry, the Department of Energy and other government customers. Headquartered in Newport News, Virginia, HII employs more than 39,000 people operating both domestically and internationally. For more information, please visit: www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET on August 7. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2014	2013	2014	2013
Sales and service revenues
Product sales	$1,433	$1,423	$2,765	$2,744
Service revenues	286	260	548	501
Total sales and service revenues	1,719	1,683	3,313	3,245
Cost of sales and service revenues
Cost of product sales	1,131	1,157	2,191	2,243
Cost of service revenues	238	227	465	440
Income (loss) from operating investments, net	1	2	3	4
General and administrative expenses	170	185	320	355
Operating income (loss)	181	116	340	211
Other income (expense)
Interest expense	(29)	(29)	(56)	(59)
Earnings (loss) before income taxes	152	87	284	152
Federal income taxes	52	30	94	51
Net earnings (loss)	$100	$57	$190	$101

Basic earnings (loss) per share	$2.05	$1.14	$3.88	$2.02
Weighted-average common shares outstanding	48.8	50.2	49.0	50.0

Diluted earnings (loss) per share	$2.04	$1.12	$3.84	$2.00
Weighted-average diluted shares outstanding	49.1	50.7	49.5	50.5

Dividends declared per share	$0.20	$0.10	$0.40	$0.20

Net earnings (loss) from above	$100	$57	$190	$101
Other comprehensive income (loss)
Change in unamortized benefit plan costs	8	210	16	215
Other	1	(1)	2	1
Tax benefit (expense) for items of other comprehensive income	(3)	(81)	(6)	(86)
Other comprehensive income (loss), net of tax	6	128	12	130
Comprehensive income (loss)	$106	$185	$202	$231

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	June 30 2014	December 31 2013
Assets
Current Assets
Cash and cash equivalents	$592	$1,043
Accounts receivable, net	1,216	1,123
Inventoried costs, net	294	311
Deferred income taxes	179	170
Prepaid expenses and other current assets	46	29
Total current assets	2,327	2,676
Property, plant, and equipment, net of accumulated depreciation of $1,492 million as of 2014 and $1,404 million as of 2013	1,850	1,897
Goodwill	1,089	881
Other purchased intangibles, net	557	528
Pension plan assets	127	124
Miscellaneous other assets	130	119
Total assets	$6,080	$6,225
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$297	$337
Accrued employees’ compensation	210	230
Current portion of long-term debt	86	79
Current portion of postretirement plan liabilities	139	139
Current portion of workers’ compensation liabilities	233	230
Advance payments and billings in excess of revenues	58	115
Other current liabilities	244	262
Total current liabilities	1,267	1,392
Long-term debt	1,679	1,700
Pension plan liabilities	437	529
Other postretirement plan liabilities	482	477
Workers’ compensation liabilities	424	419
Deferred tax liabilities	112	83
Other long-term liabilities	110	104
Total liabilities	4,511	4,704
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 51.4 million issued and 48.6 million outstanding as of June 30, 2014, and 50.5 million issued and 48.7 million outstanding as of December 31, 2013	1	1
Additional paid-in capital	1,896	1,925
Retained earnings (deficit)	406	236
Treasury stock	(225)	(120)
Accumulated other comprehensive income (loss)	(509)	(521)
Total stockholders’ equity	1,569	1,521
Total liabilities and stockholders’ equity	$6,080	$6,225

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30
($ in millions)	2014	2013
Operating Activities
Net earnings (loss)	$190	$101
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	97	82
Amortization of purchased intangibles	12	11
Amortization of debt issuance costs	5	4
Stock-based compensation	11	19
Excess tax benefit related to stock-based compensation	(15)	(3)
Deferred income taxes	(4)	28
Change in
Accounts receivable	(38)	(196)
Inventoried costs	18	(25)
Prepaid expenses and other assets	(14)	(28)
Accounts payable and accruals	(131)	(146)
Retiree benefits	(73)	(184)
Net cash provided by (used in) operating activities	58	(337)
Investing Activities
Additions to property, plant, and equipment	(51)	(55)
Acquisitions of businesses, net of cash received	(273)	—
Net cash provided by (used in) investing activities	(324)	(55)
Financing Activities
Repayment of long-term debt	(14)	(13)
Dividends paid	(20)	(10)
Repurchases of common stock	(104)	(25)
Employee taxes on certain share-based payment arrangements	(64)	—
Proceeds from stock option exercises	2	3
Excess tax benefit related to stock-based compensation	15	3
Net cash provided by (used in) financing activities	(185)	(42)
Change in cash and cash equivalents	(451)	(434)
Cash and cash equivalents, beginning of period	1,043	1,057
Cash and cash equivalents, end of period	$592	$623
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$94	$41
Cash paid for interest	$52	$55
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$3	$3

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “pension-adjusted operating income,” “pension-adjusted operating margin,” “pension-adjusted net earnings,” and “pension-adjusted diluted earnings per share.”

Segment operating income is total operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is segment operating income as a percentage of total sales and service revenues.

Pension-adjusted operating income is total operating income adjusted for the FAS/CAS Adjustment.

Pension-adjusted operating margin is pension-adjusted operating income as a percentage of total sales and service revenues.

Pension-adjusted net earnings is net earnings adjusted for the tax effected FAS/CAS Adjustment.

Pension-adjusted diluted earnings per share is pension-adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Segment operating income and segment operating margin are two of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. We believe pension-adjusted operating income, pension-adjusted operating margin, pension-adjusted net earnings and pension-adjusted diluted earnings per share are also useful metrics because they exclude non-operating items that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	June 30
($ in millions)	2014	2013
Sales and Service Revenues
Ingalls	$572	$592
Newport News	1,129	1,092
Other	20	—
Intersegment eliminations	(2)	(1)
Total Sales and Service Revenues	1,719	1,683
Segment Operating Income
Ingalls	59	31
As a percentage of revenues	10.3%	5.2%
Newport News	104	105
As a percentage of revenues	9.2%	9.6%
Total Segment Operating Income	163	136
As a percentage of revenues	9.5%	8.1%
Non-segment factors affecting operating income
FAS/CAS Adjustment	21	(18)
Deferred state income taxes	(3)	(2)
Total Operating Income	181	116
Interest expense	(29)	(29)
Federal income taxes	(52)	(30)
Net Earnings	$100	$57

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com